                                                                      EXHIBIT 11

             VARCO INTERNATIONAL, INC.
             Statement Re Computation of Per Share Earnings

                                                                                            Three Months Ended Six Months Ended
                                                                                                  June 30 1995     June 30 1995
                                                                                             ----------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                             $5,403,000       $8,316,000

                                                                 Total Number   Average Number    Stock Option      Shares Used
                                                  Number of   of Shares after        of Shares      Equivalent     To Calculate
                                                       Days          Weighing      Outstanding          Shares              EPS
                                                 ------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

    Three Months Ended June 30, 1995                  91        2,842,995,435       31,241,708         240,491       31,482,199
    Six Months Ended June 30, 1995                   181        5,845,301,353       32,294,483         240,491       32,534,974


C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =        Net Income After Tax
                            --------------------------
                             Total Shares Outstanding


   Income Per Share =

    Three Months Ended June 30, 1995              5,403,000        =                     $0.17
                                             --------------
                                                 31,482,199

    Six Months Ended June 30, 1995                8,316,000        =                     $0.26
                                             --------------
                                                 32,534,974

                                                                      EXHIBIT 11

             VARCO INTERNATIONAL, INC.
             Statement Re Computation of Per Share Earnings

                                                                                                Three Months Ended  Six Months Ended
                                                                                                      June 30 1994      June 30 1994
                                                                                                ------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                 $2,904,000        $5,262,000


                                                                     Total Number    Average Number    Stock Option      Shares Used
                                                     Number of    of Shares after         of Shares      Equivalent     To Calculate
                                                          Days           Weighing       Outstanding          Shares              EPS
                                                   ---------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

    Three Months Ended June 30, 1994                      91        3,038,166,587        33,386,446         260,820       33,647,266
    Six Months Ended June 30, 1994                       181        6,037,722,062        33,357,580         260,820       33,618,400



C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =             Net Income After Tax
                                  ------------------------
                                  Total Shares Outstanding


   Income Per Share =

    Three Months Ended June 30, 1994             2,904,000        =                           $0.09
                                            --------------
                                                33,647,266

    Six Months Ended June 30, 1994               5,262,000        =                           $0.16
                                            --------------
                                                33,618,400